Exhibit 1

                       EXHIBIT 1 - JOINT FILING AGREEMENT


                             Joint Filing Agreement

     The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock of IMRglobal Corp., is being filed with the Securities and Exchange Commission jointly pursuant to Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

                                    CGI GROUP INC.


                                    By: /s/ Serge Godin
                                        ---------------------------------------
                                        Name:  Serge Godin
                                        Title: Chairman, president and
                                               chief executive officer


                                    CGI FLORIDA CORPORATION


                                    By: /s/ Andre Imbeau
                                        ---------------------------------------
                                        Name:  Andre Imbeau
                                        Title: Executive vice-president
                                               and chief financial officer


 Dated:  March 2, 2001